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                                                                 EXHIBIT 23.31

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1998, with respect to the financial statements of Satellite Transmission Systems Division of California Microwave, Inc., included in the Registration Statement on Form S-1 and related Prospectus of L-3 Communications Corporation for the registration of $150,000,000 of Senior Subordinated Notes due 2008.

                                          Ernst & Young LLP

Washington, D.C.
February 23, 1998